UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2011

DST SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-14036	43-1581814
(Commission File Number)	(I.R.S. Employer Identification No.)

333 West 11th Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

(816) 435-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

DST Systems, Inc. (“DST”) has entered into an unsecured term loan agreement, dated as of October 28, 2011 (the “Loan Agreement”) with Bank of America, N.A. (“Lender”), as the sole lender.  Capitalized terms not otherwise defined in this Form 8-K have the meanings given to them in the Loan Agreement.

The Loan Agreement provides for an unsecured term loan in the principal amount of $125,000,000 (the “Loan”).  The Loan Agreement requires that proceeds of the Loan be used by DST to consummate DST’s acquisition of ALPS Holdings, Inc.  The ALPS acquisition was described in a Form 8-K filed by DST on July 21, 2011. The ALPS acquisition was consummated on October 31, 2011.

The interest rate under the Loan Agreement is a fluctuating rate based on (i) the Eurodollar Rate (LIBOR) plus an applicable margin or (ii) the Base Rate (defined as the highest of the Lender’s prime rate, the Federal Funds Rate plus 0.5%, and a daily rate equal to one-month LIBOR plus 1.0%) plus an applicable margin.  A default rate equal to 2% above the applicable interest rate is applicable in the event of an Event of Default.  A default rate equal to 2% above the Base Rate may also apply in certain other circumstances as further described in the Loan Agreement.

The Loan has a maturity date of September 13, 2013, unless (a) the Bank of the West Real Estate Loan is no longer outstanding at such time or (b) the stated maturity date of the Bank of the West Real Estate Loan has been extended to a date later than October 28, 2013, in which case the maturity date under the Loan Agreement is October 28, 2013.  The Bank of the West Real Estate Loan was described in a Form 8-K filed by DST on September 22, 2008.

Subject to the provisions in the Loan Agreement, DST may voluntarily prepay the Loan in whole or in part without premium or penalty, subject to reimbursement of Lender’s breakage and redeployment costs in the case of prepayment of Eurodollar (LIBOR) borrowings.  If any Event of Default occurs and is continuing, all amounts payable under the Loan Agreement may be declared immediately due and payable.  The Loan Agreement requires that the Loan be prepaid to the extent DST receives net cash proceeds of any additional indebtedness incurred after the date of the Loan Agreement above a stated threshold amount, with the exception of indebtedness incurred to replace and refinance the Bank of the West Real Estate Loan and subject to certain other exceptions as described in the Loan Agreement.  Amounts prepaid may not be reborrowed.

The Loan Agreement contains representations, warranties, financial covenants, and other affirmative and negative covenants, all of which are customary for transactions of this type, as well as certain customary events of default and cross-default provisions, most of which are incorporated into the Loan Agreement by reference to an unsecured credit agreement entered into by DST (as the Borrower) with a syndicate of financial institutions including the Lender (the “Syndicated Credit Agreement”)  which provides for certain extensions of credit described therein in a maximum aggregate principal amount of $630,000,000 and which was described in and attached to a Form 8-K filed by DST on April 20, 2010, and with respect to an amendment thereto a Form 8-K was filed by DST on July 6, 2011 (collectively the “Syndicated Credit Agreement 8K’s”).

Bank of America, N.A. is a lender to the Company under the Syndicated Credit Agreement and it or its affiliates have provided and continue to provide commercial banking, investment banking and other services to DST and its affiliates, for which they receive customary fees and commissions.

This summary does not purport to be complete and is qualified in its entirety by reference to the Syndicated Credit Agreement, the Syndicated Credit Agreement 8K’s, and the Loan Agreement attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.

ITEM 2.01.  Completion of Acquisition or Disposition of Assets.

On October 31, 2011 (the “Closing Date”), DST completed its acquisition of ALPS Holdings, Inc., a Delaware corporation (“ALPS”), pursuant to the terms of the merger agreement (the “Merger Agreement”) among DST, ALPS, Kettle Holdings, Inc., a newly formed Delaware corporation and wholly owned subsidiary of DST (“Merger Sub”), and LM ALPS SR LLC, as representative on behalf of ALPS’s stockholders and participating optionholders.  As of the Closing Date, Merger Sub merged with and into ALPS with ALPS surviving a wholly owned subsidiary of DST.  DST paid the stockholder and optionholders of ALPS approximately $250 million in cash, subject to adjustment.

References to the terms of the Merger Agreement are qualified in their entirety by reference to the full text of the Merger Agreement, which was included in DST’s Current Report on Form 8-K filed on July 21, 2011 and is incorporated herein by reference.

ITEM 2.02  Results of Operations and Financial Condition.

See attached as Exhibit 99.1 to this Form 8-K a News Release dated November 2, 2011 concerning the announcement of financial results for the quarter ended September 30, 2011.

The information in this Item 2.02, and Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed “filed” for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of DST under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act made after the date hereof, the information contained in this Item 2.02 and Exhibit 99.1 hereto shall not be incorporated by reference into any filing of DST, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed under Item 1.01, DST has entered into the Loan Agreement.  Please see the discussion in Item 1.01, which is incorporated into this Item 2.03 by reference.

ITEM 8.01  Other Events.

See attached as Exhibit 99.2 to this Form 8-K a News Release dated November 2, 2011 concerning the review of the Company’s business plan, assets and investment portfolio conducted by the Company’s Board of Directors.

Certain material presented in this Form 8-K includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance.  Whenever used, words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements.  Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.  Factors that could cause results to differ materially from those anticipated include, but are not limited to, the risk factors and cautionary statements included in the Company’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the Securities and Exchange Commission.  All such factors should be considered in evaluating any forward-looking statements.  The Company undertakes no obligation to update any forward-looking statements in this press release to reflect new information, future events or otherwise.

ITEM 9.01  Financial Statements and Exhibits

(d). Exhibits.

Exhibit
Number	Description

2.1

Merger Agreement, dated as of July 19, 2011, by and among DST Systems, Inc., Kettle Holdings, Inc., ALPS Holdings, Inc. and LM ALPS SR LLC, on behalf of the Company Stockholders and Participating Optionholders, filed as an exhibit to the Registrant’s Current Report on Form 8-K on July 21, 2011 and is incorporated herein by reference.

10.1	Term Letter Loan Agreement, dated as of October 28, 2011, between DST Systems, Inc. and Bank of America, N.A.

99.1	News Release dated November 2, 2011

99.2	News Release dated November 2, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 2nd day of November, 2011.

DST SYSTEMS, INC.

By:	/s/ Kenneth V. Hager
Name:	Kenneth V. Hager
Title:	Vice President, Chief Financial
Officer and Treasurer